UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 14, 2013

ALLEGHANY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9371	51-0283071
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Times Square Tower, 17th Floor, New York, New York		10036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 752-1356

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

The information contained in Item 7.01 is incorporated by reference into this Item 2.02.

Item 7.01.	Regulation FD Disclosure.

On February 14, 2013, at approximately 1:45 p.m. Eastern Time, Weston M. Hicks, President and chief executive officer of Alleghany Corporation (“Alleghany”), will present at the Bank of America Merrill Lynch 2013 Insurance Conference. The presentation will include an overview of Alleghany’s businesses, a discussion of its financial condition as of the end of fiscal 2012 and its outlook going forward. A copy of the presentation materials is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

A live audio webcast and accompanying presentation materials will be available at http://www.veracast.com/webcasts/baml/insurance2013/id13037410.cfm. A replay of the webcast will be available on the site beginning approximately one hour after conclusion of the live event and for 90 days thereafter.

The information hereunder shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Presentation, dated February 14, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHANY CORPORATION

Date: February 14, 2013	By:	/s/ Roger B. Gorham
	Name:	Roger B. Gorham
	Title:	Senior Vice President and chief financial officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Presentation, dated February 14, 2013